UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2021

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and in other filings that Oncocyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, Oncocyte disclaims any intent or obligation to update these forward-looking statements.

References to “Oncocyte,” “we,” “us,” and “our” are references to OncoCyte Corporation.

The information contained in Item 7.01 of this Report and Exhibits 99.1 and 99.2 shall be deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Oncocyte under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 24, 2021, we completed the purchase of all of the issued and outstanding shares of common stock of Razor Genomics, Inc. (“Razor”) pursuant to the Subscription and Stock Purchase Agreement (the “Purchase Agreement”), dated September 4, 2019, among ourselves, Encore Clinical, Inc. (“Encore”), and Razor, and pursuant to certain Minority Holder Stock Purchase Agreements of like tenor (the “Minority Purchase Agreements”) with the shareholders of Razor other than Encore (the “Minority Shareholders”). As a result of the purchase of the Razor common stock, Oncocyte is now the sole shareholder of Razor. We paid Encore and the Minority Shareholders in total $10 million in cash and issued to them a total of 982,318 shares of our common stock having a market value of $5 million based on an average closing price of our common stock on the NYSE American over the five trading day period ending on the date prior to the date on which we received notice of the achievement of the milestone pursuant to the Purchase Agreement triggering our obligation to purchase the Razor common stock.

We acquired our rights to develop and market our lead diagnostic test DetermaRx™ through certain agreements with Razor that we entered into during September 2019 in connection with the Purchase Agreement and Minority Purchase Agreements.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 23, 2021, Oncocyte’s Board of Directors authorized the withdrawal of Oncocyte common stock from listing on the NYSE American and the filing of an application for listing of Oncocyte common stock on the Nasdaq Stock Market, and on the same date Oncocyte sent a notice to the NYSE American informing the stock exchange of Oncocyte’s plan to transfer its common stock listing to the Nasdaq Stock Market.

Item 3.02 Unregistered Sales of Equity Securities.

The shares of Oncocyte common stock issued to the former shareholders of Razor as disclosed in Item 2.01 of this Report were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption from registration under Section 4(a)(2) thereof and Rule 506 thereunder.

Item 7.01 - Regulation FD Disclosure

On February 23, 2021 we issued the press release furnished as Exhibit 99.1, and on February 25, 2021 we issued the press release furnished as Exhibit 99.2, each of which, in its entirety, is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release, dated February 23, 2021
99.2	Press release, dated February 25, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: February 25, 2021	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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